Exhibit 99.1

FOR IMMEDIATE RELEASE                          Contact:  Claire M. Chadwick, CFO
                                                         973-669-7366, ext. 267


                PENNFED FINANCIAL SERVICES, INC. ANNOUNCES A NEW
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                    STOCK REPURCHASE PROGRAM AND SUBSTANTIAL
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                         COMPLETION OF EXISTING PROGRAM
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     WEST ORANGE,  NJ,  February  27, 2004 - PennFed  Financial  Services,  Inc.
(NASDAQ:PFSB), the holding company for the New Jersey-based Penn Federal Savings Bank, announced that its Board of Directors authorized a new 5% Stock Repurchase Program. Under this new program, the Company can repurchase up to 5% of its outstanding shares over the next 18 months, subject to market conditions. The
Company  further  stated  that  it  has  substantially   completed  its  current
Repurchase Program with only 5,400 shares remaining to be repurchased.

     Joseph L. LaMonica, President and Chief Executive Officer of PennFed, indicated that under the existing program, the Company had repurchased 334,600 shares from May 20, 2003 through February 27, 2004 at prices ranging from $27.68 to $34.65 per share. After completion of these repurchases, the Company had 6,729,551 shares of common stock outstanding.

     Penn Federal Savings Bank maintains 23 branch offices. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

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